UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025 (October 21, 2025)

Inhibitor Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3014 West Palmira Ave., Suite 302

Tampa, FL 33629 (813) 864-2562

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2025, Inhibitor Therapeutics, Inc. (the “Company”) entered into a performance-based master services agreement (the “Agreement”) with Frameshift Management, Inc., a Delaware corporation (the “Consultant”), pursuant to which the Consultant shall provide the Company with consulting services for biostatistics, regulatory, business development and strategic consulting in support of Company’s programs in basal cell carcinomas in Gorlin’s syndrome, and related services that the Company may request (the “Services”). The Consultant’s program of support will utilize the Company’s proprietary new formulation of itraconazole, with the unvested equity compensation realized only after certain requirements described in the Agreement. Pursuant to the Agreement the Consultant will provide the Services to the Company, which commenced on October 21, 2025, and continues for an indefinite period until terminated in accordance with the terms of the Agreement, as specified in one or more statements of work (the “SOW”). The term and scope of each project will be set forth in the applicable SOW. As consideration for such services, the Consultant will be compensated at a previously agreed upon rate.

In addition to performance commitments and payment terms, the Agreement includes customary provisions relating to confidentiality, indemnification and liability, intellectual property, data protection, termination rights, compliance with applicable laws and dispute resolution.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on October 21, 2025, the Board of Directors (the “Board”) of the Company approved the Inhibitor Therapeutics, Inc. 2025 Equity Incentive Plan (the “2025 Plan”). The material terms of the 2025 Plan are summarized as follows:

Eligibility

The Administrator may grant awards to any service providers.

Administration

The 2025 Plan will be administered by the Board or one more committees or subcommittees of the Board, which will be comprised of not less than one member (collectively, the “Administrator”). The Administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of the 2025 Plan, subject to the 2025 Plan’s express terms and conditions. The Administrator will also set the terms and conditions of all awards under the 2025 Plan, including any vesting and vesting acceleration conditions.

Share Reserve

The maximum aggregate number of shares of the Company’s common stock that may be issued under the 2025 Plan is 20 million shares of common stock.

Types of Awards

The 2025 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock- or cash-based awards (collectively, “awards”).

The foregoing description of the 2025 Plan is not complete and is subject to, and qualified in its entirety by, to the full text of the 2025 Plan, a copy of which is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Shareholder Approval

The Company plans to solicit/receive shareholder approval within 12 months of the effective date of adoption of the Plan by the Board. Plan provides that if such approval is not timely received the Plan terminates, as do any awards made thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this report.

Exhibit No.	Description of Exhibit

10.1+	Master Services Agreement, dated October 21, 2025
10.2	Inhibitor Therapeutics, Inc. 2025 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2025	INHIBITOR THERAPEUTICS, INC.

	By:	/s/ Francis E. O’Donnell
	Name:	Francis E. O’Donnell
	Title:	Executive Chairman and CEO